Exhibit 99.1

NEWS RELEASE

NuVasive Presents Long-Term Strategy and Financial Outlook

at 2019 Investor Day

SAN DIEGO – August 8, 2019 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today is hosting its 2019 Investor Day in New York City with presentations by Chief Executive Officer J. Christopher Barry and other members of the management team.

“At NuVasive’s 2019 Investor Day, I look forward to sharing the Company’s go-forward strategy to build on our foundation as the innovation leader in spine with a roadmap to deliver sustained, above-market growth,” said J. Christopher Barry, chief executive officer of NuVasive.

Management will discuss NuVasive’s strategic framework related to:

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Company priorities: Transform outcomes through best-in-class technology; continue to be the trusted partner for patients and customers by optimizing surgical solutions and providing industry-leading surgeon education and training; and deliver on commitments to patients, surgeons, employees and shareholders.

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Technology strategies: Build upon existing leadership position in the lateral spine surgery market segment to drive increased adoption of less invasive surgery with innovative and enabling technologies; and continue to grow in open spine surgery market segments where the Company is under represented, including cervical and deformity.

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Market expansion: Drive deliberate geographical expansion and deployment of market relevant technologies to improve patient care, increase market share and nearly double International revenue by 2024, while making strategic investments necessary to scale business systems and infrastructure.

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Five-year financial outlook: Execute on long-term financial model that supports mid-single digit growth, increased operating leverage and generates strong cash flow with a balanced capital deployment plan.

Webcast Information

NuVasive will host a live webcast of its 2019 Investor Day today, August 8, 2019 at 8:30 a.m. EDT/5:30 a.m. PDT. The webcast and presentation materials will address the Company’s strategic framework, including the Company’s five-year financial performance goals for revenue, investment in research and development, profitability and free cash generation. The webcast can be accessed from the Investor Relations page of the Company’s website at www.nuvasive.com. A replay of the event and the presentation materials will be available on the same website following the conclusion of the meeting.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company's portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With more than $1 billion in revenues, NuVasive has approximately 2,600 employees and operates in more than 50 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release and the webcast of 2019 Investor Day that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding NuVasive’s financial guidance for 2019, and longer-term financial and business goals. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, the risk that NuVasive's revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial and business expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; risks associated with acceptance of the Company's surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products (including the iGA® platform), the Company's ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Jessica Tieszen

NuVasive, Inc.

858-736-0364

media@nuvasive.com